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                                                                   EXHIBIT 10.15

                   AMENDMENT NO. 4 TO TERMS OF EMPLOYMENT OF
                   GERALD J. ANGELI WITH CONCORD CAMERA CORP.



         AMENDMENT No. 4, dated as of March 22, 2004, to Terms of Employment dated as of April 17, 2000, as heretofore amended (as amended, the "Agreement") by and between CONCORD CAMERA CORP. (the "Company") and GERALD J. ANGELI (the "employee").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

         WHEREAS, the Company has requested the employee be temporarily assigned to Concord Camera HK Limited in Hong Kong (the "Temporary Assignment") and the employee has agreed to the Temporary Assignment.

         WHEREAS, the Company and employee anticipate the duration of the Temporary Assignment to be approximately twelve to fourteen months.

         1. Section 1 of the Agreement is hereby deleted and replaced in its entirety with the following:

          "1)  POSITION
               --------

               During the Temporary Assignment, Vice President of Worldwide Engineering and Technology of the Company and Co-Managing Director of Concord Camera HK Limited ("CCHK"). Upon completion of the Temporary Assignment, Vice President of Worldwide Engineering and Technology of the Company.

          2. Section 4 of the Agreement is hereby replaced with the following:

          "4)  REPORTS TO
               ----------

               The Executive Vice President and Chief Operating Officer of the Company, or such other person as the Executive Vice President and Chief Operating Officer or the Chief Executive Officer of the Company may from time to time designate."

         3. In Section 5, Compensation, the amount of the overseas allowance is hereby increased to $50,000 per annum for the term of the Temporary Assignment.

         Additionally, the following provision is hereby added to Section 5,
Compensation:

         "The executive shall receive an additional one-time grant of deferred compensation equal to $50,000 with the entire amount to be deposited by the Company into a deferred compensation account created for this purpose. The deferred compensation shall vest, so long as the executive continues to be employed by the Company, in the following installments:


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                     (a) as to $10,000 on March 22, 2005;
                     (b) as to $10,000 on March 22, 2006;
                     (c) as to $10,000 on March 22, 2007;
                     (d) as to $10,000 on March 22, 2008; and
                     (e) as to $10,000 on March 22, 2009.

         The supplemental executive retirement plan (the "SERP") by and between the Company and the employee will be amended to include the terms and conditions under which the deferred compensation will be paid to the executive. The executive will not be entitled to have any portion of this deferred compensation distributed from the SERP accounts (even after he has vested as to same, pursuant to the terms of the SERP) prior to the earlier of March 22, 2009 or the termination of the executive's employment with the Company."


         4. Effective as of February 12, 2004, the previous Code of Conduct attached to the Agreement as Exhibit B (dated January 12, 2003) is hereby deleted and replaced in its entirety with the Exhibit B, dated January 28, 2004, a copy of which is posted on the Company's website and which is incorporated herein by reference. ln addition, the employee agrees to abide by the Company's Code of Concord, as the same may be modified from time to time by the Company in its sole discretion.


          5.   The following Section 21 is hereby added to the Agreement:


               "21) TAX EQUALIZATION


               During the Temporary Assignment, the employee will be provided with tax equalization in accordance with the Company's Executive Management Tax Equalization Policy for executives working overseas, a summary of which is attached as Exhibit A. For tax returns related to periods covered by the Temporary Assignment, employee's tax preparation costs will be reimbursed by the Company."

          6.   The following Section 22 is hereby added to the Agreement:

               "22) HOUSING AND HOME VISITATION ALLOWANCE

               During the Temporary Assignment, housing and all utilities will be provided by CCHK at its expense.

               During the Temporary Assignment, the Company will provide the employee with four (4) round trip business class airplane tickets per year, between Hong Kong and the United States, to be used by the employee and/or his wife for visitation."


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         7. Unless otherwise provided herein, all capitalized terms shall have the meaning assigned to such terms in the Agreement.

         8. Except as otherwise provided in paragraph 4 above, the foregoing amendments are effective as of March 22, 2004. Except as hereby amended, the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

EMPLOYEE:                                   CONCORD CAMERA CORP.



/s/ Gerald J. Angeli                        By. /s/ Keith L. Lampert
------------------------------                 --------------------------------
Gerald J. Angeli                                Keith L. Lampert
                                                Executive Vice President and
                                                Chief Operating Officer


Date: 3-22-04                               Date: 4/28/04
      ------------------------                    -----------------------------



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